UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2005 (May 13, 2005)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 North Point Parkway
Alpharetta, Georgia 30022

(Address of Principal Executive Office, including Zip Code)

(770) 300-0101

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 13, 2005, after having a conference call with its Lenders and delivering its 2005 fiscal year projections to its Lenders, MedQuest, Inc. (“MedQuest”) obtained a limited waiver and amendment (the “Limited Waiver”) from the Lenders under its Amended and Restated Credit Agreement dated as of September 3, 2003, as amended, by and among MQ Associates, Inc. (“MQ Associates”), MedQuest, as Borrower, the several lenders from time to time parties thereto (the “Lenders”), Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), Chase Lincoln First Commercial Corporation, as Syndication Agent, and General Electric Capital Corporation and Wachovia Bank, National Association, as Co-Documentation Agents (the “Senior Credit Facility”).  The Limited Waiver provides for an extension of the limited waiver that MedQuest and MQ Associates obtained on March 30, 2005 with respect to certain defaults and/or events of default under the Senior Credit Facility.  The Limited Waiver also provides for a temporary waiver of any defaults and/or events of default that may occur with respect to the covenant in the Senior Credit Facility that requires MQ Associates and MedQuest to deliver to the Lenders and the Administrative Agent by May 15, 2005 a copy of the unaudited consolidated financial statements of MedQuest and its consolidated subsidiaries for, and as of the end of, the fiscal quarter ended March 31, 2005.  The Limited Waiver is effective only until, and shall expire automatically upon, the earliest to occur of (w) June 30, 2005, (x) delivery by MedQuest to the Administrative Agent and the Lenders of audited financial statements for the fiscal year ended December 31, 2004 (together with related certificates and other information) to the extent required by the Senior Credit Facility, (y) the occurrence of a default or event of default under the Senior Credit Facility other than those expressly being waived in the Limited Waiver and (z) the requisite holders (or trustee, if applicable) under any indenture, agreement or instrument evidencing Indebtedness for borrowed money in an outstanding principal amount greater than $2.0 million taking any action with respect to any event of default that may have occurred or may occur under such indenture, agreement or instrument.

As a condition to the continuing effectiveness of the Limited Waiver, MedQuest has agreed that the aggregate amount of all borrowings of revolving loans and/or swingline loans made, together with the aggregate amount of all letters of credit issued, at any time outstanding under the Senior Credit Facility during the term of such Limited Waiver will not exceed an amount equal to the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, on March 23, 2005 (which was approximately $28.8 million) plus $5.0 million.  As of May 13, 2005, MedQuest has not drawn any portion of the $5.0 million of unused availability described above and has repaid (or cash collateralized) revolving loans such that, following the release of such cash collateral, the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, will be approximately $25.8 million, thus resulting in approximately $8.0 million of unused availability.  The effect that certain writedowns of accounts receivable has had or may have on any financial statements or other information previously delivered to the Administrative Agent and the Lenders and on any related representations and warranties under the Senior Credit Facility shall be disregarded for purposes of a condition under the Senior Credit Facility to the permitted borrowings discussed above.

The Limited Waiver provides that if, at the close of any business day during the waiver period, the aggregate cash on hand (i.e., bank balance) of MQ Associates, MedQuest and its consolidated subsidiaries exceeds $8.5 million, MedQuest shall promptly repay revolving loans with an amount equal to such excess.  In the event that MedQuest makes such a repayment, or any repayment of the revolving loans, swingline loans or letters of credit that are outstanding or issued during the waiver period, it will have the ability to re-borrow such repaid amount in addition to the unused availability immediately prior to such repayment.

The Limited Waiver limits the ability of MQ Associates, MedQuest and their respective subsidiaries to take certain actions that would otherwise be permitted under the Senior Credit Facility, including the ability to borrow Eurodollar Loans with an interest period of longer than one month, the ability to incur incremental term loans, the ability to make certain payments, dividends or distributions on, or repurchase or redeem, capital stock, the ability to repay revolving loans with amounts that would otherwise be required to repay term loans, and the ability to make acquisitions.

MedQuest expects to continue discussions with the Lenders to obtain a permanent waiver of any defaults and/or events of default that may have occurred.  There can be no assurance that MedQuest will be able to obtain such a permanent waiver to the Senior Credit Facility.  The failure to do so would have a material adverse effect on MedQuest.

ITEM 2.02             Results of Operations and Financial Condition.

Preliminary Results of Operations and Financial Condition

As a result of the restatements recently announced and discussed under Item 4.02 below, MQ Associates has been unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

The following preliminary operating and balance sheet data reflect gross revenue, net revenue, scan data, center growth, cash balances and debt balances.  This preliminary data is unaudited and based on current estimates and therefore is subject to change.

Operational Overview

Gross revenue is revenue recognized for services rendered before reductions for estimated allowance for contractual adjustments and doubtful accounts for patient receivables.  Gross revenue is significantly higher than net revenue because it includes uncollectible amounts.  Net revenue as reflected in the table below represents gross revenue reduced by estimated allowance for contractual adjustments and doubtful accounts for patient receivables, which estimated amounts are under review and the subject of the recently announced restatements.  MQ Associates believes gross revenue, net revenue, scan volume and center data to be useful to allow its investors to understand and measure current trends in its business.  Undue reliance should not be placed on such data because it does not reflect operating and other expense trends and therefore does not measure operating income or net income.

The following table shows gross revenue, net revenue, scan volumes, existing center gross revenue and number of centers in operation for the four months ended April 30, 2004 and April 30, 2005 (all of which is preliminary, unaudited and subject to change):

Selected Financial and Operating Data:

	Four months ended April 30,
(dollars in millions)	2004	2005	Percentage Change
Gross revenue	$168.4	$199.2	18.3%
Contractual adjustments and doubtful accounts (1)	51.7% – 50.7%	51.9%	N/A
Net revenue (2)	$ 81.3 – $83.0	$95.8	15.4% – 17.8%
Existing center gross revenue (3)	$164.0	$179.0	9.2%

Total centers at end of period (4)	89	95	6.7%

Scan volume:
MRI	104,755	117,135	11.8%
CT	45,404	60,535	33.3%
Nuclear Medicine	6,533	8,955	37.1%
Other	139,033	167,217	20.3%
Total	295,725	353,842	19.7%

(1)  Represents the estimated allowance for contractual adjustments and doubtful accounts for patient receivables as a percentage of gross revenue.

(2)  Net revenue as reflected in the table above is different than net revenue as previously reported in MQ Associates’ financial statements because historically MQ Associates reflected adjustment for doubtful accounts for patient receivables as an operating expense rather than as a reduction to net revenue.

(3)  This reflects 80 existing centers, which are defined as those centers open at January 1, 2004 that were still open as of April 30, 2005.

(4)   Excludes any mobile units and centers operated pursuant to joint ventures and management agreements that may have been brought in or out of service during the period beginning January 1, 2004 and ending April 30, 2005.

The following table shows center openings, closings and acquisitions since January 1, 2004:

Total centers at January 1, 2004	85
Total centers opened	10
Total centers acquired	5
Total centers closed	(5)
Total centers at April 30, 2005	95

Selected balance sheet data

As of May 13, 2005, MQ Associates had a cash bank balance of approximately $8.5 million, a cash book balance of approximately $2.5 million and approximately $8.0 million of additional borrowing capacity under the Senior Credit Facility as described in Item 1.01 above.  The cash bank balance is higher than the cash book balance because it does not reflect checks that have been issued but not cashed.  At April 30, 2005, MQ Associates had approximately $356.6 million of total indebtedness outstanding.

MQ Associates will conduct a conference call to discuss information disclosed in this Current Report on Form 8-K at 4:30 p.m. EDT on Wednesday, May 18, 2005.  The conference call can be accessed at (800) 561-2601 (domestic) or (617) 614-3518 (international).

Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode 37339329.  If you are unable to listen to the call at that time, the replay will be available for seven days until Wednesday, May 25, 2005 at (888) 286-8010 (domestic) or (617) 801-6888 (international) using participant passcode 57159245 or at www.earnings.com using the symbol QEST.

ITEM 4.02            Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in MQ Associates’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2005, MQ Associates determined that its historical financial statements for the years ended December 31, 2003 and 2002 and each of the quarter periods ended March 31, June 30 and September 30, 2004, 2003 and 2002 should be restated to correct an error principally relating to the allowance for contractual adjustments and doubtful accounts for patient receivables.  At such time, MQ Associates stated that no determination had yet been made for 2001 and prior periods.  However, on May 16, 2005, MQ Associates determined that its historical financial statements for the year ended December 31, 2001 should be restated to correct the same error, and that such financial statements should no longer be relied upon.  MQ Associates continues to analyze the impact of this issue on its financial statements for the year ended December 31, 2000.

Based on management estimates and advice from its outside advisors, the Audit Committee continues to estimate on a preliminary basis that the allowance for contractual adjustments and doubtful accounts is understated by $35-$40 million in the aggregate as of December 31, 2004, resulting in an overstatement of net patient receivables by the same amount.  This amount remains subject to change pending completion of the Audit Committee’s review, which is still ongoing.

Upon completion of the Audit Committee’s review, MQ Associates will prepare and cause to be audited its financial statements for the year ended December 31, 2004 and its restated financial statements for 2003 and 2002 and will file such restated financial statements and related independent registered public accounting firm’s report required in connection with the filing of MQ Associates’ Annual Report on Form 10-K for the year ended December 31, 2004.  Such Annual Report on Form 10-K will also reflect the restated selected financial data for the year ended December 31, 2001.

The Audit Committee and the authorized officers of MQ Associates have discussed with its independent registered public accountants, PricewaterhouseCoopers LLP, the matters disclosed in Item 4.02 of this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description of Exhibit

10.1

Third Limited Waiver to Amended and Restated Credit Agreement, dated as of May 13, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MQ Associates’ future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MQ Associates’ current expectations and are subject to a number of risks, uncertainties and assumptions.  MQ Associates can give no assurance that such forward-looking statements will prove to be correct.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the uncertainty concerning the amount and timing of patient receivable writedowns, the ultimate findings of the Audit Committee’s review (including any new information or additional issues that may arise during the course of such review), the ability of MQ Associates to negotiate additional extensions of the limited waiver and/or obtain a permanent waiver under the Senior Credit Facility, the reaction of MQ Associates’ other creditors, customers and suppliers to the matters discussed in this report, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MQ Associates’ services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MQ Associates’ ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Registration Statement on Form S-4 declared effective on October 14, 2004 as well as other periodic reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: May 16, 2005

	By:	/s/ JOHN HAGGERTY
John Haggerty
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Third Limited Waiver to Amended and Restated Credit Agreement, dated as of May 13, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.